CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-41027, 333-53047, 333- 47080, 333-110396, 333-155166, and 333-191235 on Form S-8 of our reports dated March 2, 2015, relating to the consolidated financial statements and financial statement schedule of C.H. Robinson Worldwide, Inc. and subsidiaries, and the effectiveness of C.H. Robinson Worldwide, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the year ended December 31, 2014.

Minneapolis, MN
March 2, 2015